CUSTODIAN SERVICES AGREEMENT

               THIS AGREEMENT is made as of July 3, 1995 by and between PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC Bank"), and THE BFM
          INSTITUTIONAL TRUST INC., a Maryland corporation (the
          "Fund").

                             W I T N E S S E T H:

               WHEREAS, the Fund is registered as an open-end management investment company under the Investment
          Company Act of 1940, as amended (the "1940 Act"); and

               WHEREAS, the Fund wishes to retain PNC Bank to provide custodian services to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio") , and PNC Bank wishes to furnish custodian services, either directly or through an affiliate or affiliates, as more fully described herein.

               NOW, THEREFORE, In consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

               1.   DEFINITIONS.  AS USED IN THIS AGREEMENT:

                    (a)  "1933 Act" means the Securities Act of
          1933, as amended.

                    (b)  "1933 Act" means the Securities Exchange
          Act of 1934, as amended.

                    (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Directors to give Oral and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received
          by PNC Bank.   An Authorized Person's scope of authority
          may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

                    (d) "Book-Entry System" means Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system maintained by an exchange registered with the SEC under the 1934 Act.

                    (e) "CEA" means the Commodities Exchange Act, as amended.

                    (f) "Oral Instructions" mean oral instructions received by PNC Bank from an Authorized Person or from a person reasonably believed by PNC Bank to be an Authorized Person.

                    (g)  "PNC Bank" means PNC Bank, National
          Association or a subsidiary or affiliate of PNC Bank, National Association.

                    (h)  "SEC" means the Securities and Exchange
          Commission.

                    (i) "Securities Laws'' mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

                    (j)  "Shares" mean the shares of beneficial
          interest of any series or class of the Fund.

                    (k)  "Property" means:

                         (i)  any and all securities and other
                              investment items which the Fund may
                              from time to time deposit, or cause
                              to be deposited, with PNC Bank or
                              which PNC Bank may from time to time
                              hold for the Fund;

                         (ii) all income in respect of any of such
                              securities or other investment items;


                         (iii) all proceeds of the sale of any
                               of such securities or investment
                               items; and

                         (iv) all proceeds of the sale of
                              securities issued by the Fund, which
                              are received by PNC Bank from time to
                              time, from or on behalf of the Fund.

                    (1)  "Written Instructions" mean written
          instructions signed by two Authorized Persons and received by PNC Bank. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

               2. APPOINTMENT. The Fund hereby appoints PNC Bank to provide custodian services to the Fund, on behalf of each of its investment portfolios (each, a "Portfolio"), and PNC Bank accepts such appointment and agrees to furnish such services.

               3. DELIVERY OF DOCUMENTS. The Fund has provided or, where applicable, will provide PNC Bank with the following:

                    (a) certified or authenticated copies of the resolutions of the Fund's Board of Directors, approving the appointment of PNC Bank or its affiliates to provide services;

                    (b)  a copy of the  Fund's  most  recent
                         effective registration statement;

                    (c)  a copy of each Portfolio's advisory
                         agreements;

                    (d) a copy of the distribution agreement with respect to each class of Shares;

                    (e) a copy of each Portfolio's administration agreement if PNC Bank is not providing the Portfolio with such services;

                    (f)  copies of any shareholder servicing
                         agreements made in respect of the Fund or a Portfolio; and

                    (g) certified or authenticated copies of any and all amendments or supplements to the foregoing.

               4.   COMPLIANCE WITH LAWS.


                    PNC Bank undertakes to comply with all
          applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PNC Bank hereunder. Except as specifically set forth herein, PNC Bank assumes no responsibility for such compliance by the Fund or any Portfolio.

               5.   INSTRUCTIONS.

                    (a)  Unless otherwise provided in this
          Agreement, PNC Bank shall act only upon Oral and Written
          Instructions.

                    (b)  PNC Bank shall be entitled to rely upon
          any Oral and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PNC Bank to be an Authorized Person) pursuant to this Agreement. PNC Bank may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of the Fund or of any vote, resolution or proceeding of the Fund's Board of Directors or of the Fund's shareholders, unless and until PNC receives Written Instructions to the contrary.

                    (c)  The Fund agrees to forward to PNC Bank
          Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PNC Bank or its affiliates) so that PNC Bank receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PNC Bank shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral or Written Instructions reasonably appear to have been received from an Authorized Person, PNC Bank shall incur no liability to the Fund in acting upon such Oral or Written Instructions provided that PNC Bank's actions comply with the other provisions of this Agreement.

               6.   RIGHT TO RECEIVE ADVICE.

                    (a)  Advice of the Fund.  If PNC Bank is in
          doubt as to any action it should or should not take, PNC Bank may request directions or advice, including Oral or Written Instructions, from the Fund.

                    (b) Advice of Counsel. If PNC Bank shall be in doubt as to any question of law pertaining to any action it should or should not take, PNC Bank may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PNC Bank, at the option of PNC
          Bank).

                    (c)  Conflicting Advice.  In the event of a
          conflict between directions, advice or Oral or Written Instructions PNC Bank receives from the Fund, and the advice it receives from counsel, PNC Bank shall be entitled to rely upon and follow the advice of counsel. In the event PNC Bank so relies on the advice of counsel, PNC Bank remains liable for any action or omission on the part of PNC Bank which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PNC Bank of any duties, obligations or responsibilities set forth in this Agreement.

                    (d) Protection of PNC Bank. PNC Bank shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral or Written Instructions it receives from the Fund or from counsel and which PNC Bank believes, in good faith, to be consistent with those directions, advice or Oral or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PNC Bank (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PNC Bank's properly taking or not taking such action. Nothing in this subsection shall excuse PNC Bank when an action or omission on the part of PNC Bank constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PNC Bank of any duties, obligations or responsibilities set forth in this Agreement.

               7.   RECORDS; VISITS.  The books and records
          pertaining to the Fund and any Portfolio, which are in the possession or under the control of PNC Bank, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PNC Bank's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PNC Bank to the Fund or to an authorized representative of the Fund, at the Fund's expense.

               8. CONFIDENTIALITY. PNC Bank agrees on its own behalf and that of its employees to keep confidential all records of the Fund and information relating to the Fund and its shareholders (past, present and future), unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where PNC Bank may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

               9. COOPERATION WITH ACCOUNTANTS. PNC Bank shall cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

               10. DISASTER RECOVERY. PNC Bank shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PNC Bank shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PNC Bank shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not covered by PNC Bank's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under this Agreement.

               11.  COMPENSATION.   As compensation for custody
          services rendered by PNC Bank during the term of this Agreement, the Fund, on behalf of each of the Portfolios, will pay to PNC Bank a fee or fees as may be agreed to in writing from time to time by the Fund and PNC Bank.

               12. INDEMNIFICATION. The Fund, on behalf of each Portfolio, agrees to indemnify and hold harmless PNC Bank and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws, and amendments thereto, and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or omission to act which PNC Bank takes (i) at the request or on the direction of or in reliance on the advice of the Fund or
          (ii) upon Oral or Written Instructions. Neither PNC Bank, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PNC Bank's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under this Agreement.

               13.  RESPONSIBILITY OF PNC BANK.

                    (a)  PNC Bank shall be under no duty to take
          any action on behalf of the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PNC Bank in writing. PNC Bank shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided under this Agreement. PNC Bank shall liable for any damages arising out of the PNC Bank's failure to perform its duties under this agreement to the extent such damages arise out of the PNC Bank's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under this Agreement.

                   (b)  Without limiting the generality of the
          foregoing or of any other provision of this Agreement,
          (i) PNC Bank shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PNC Bank reasonably believes to be genuine; or (B) subject to section 10, delays or errors or loss of data occurring by reason of circumstances beyond PNC Bank's control, including acts of civil or military authority, national emergencies, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

                    (c) Notwithstanding anything in this Agreement to the contrary, PNC Bank shall have no liability to the Fund or to any Portfolio for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of PNC Bank's performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PNC Bank.

               14.  DESCRIPTION OF SERVICES.

                    (a) Delivery of the Property. The Fund will deliver or arrange for delivery to PNC Bank, all the Property owned by the Portfolios, including cash received as a result of the distribution of Shares, during the period that is set forth in this Agreement. PNC Bank will not be responsible for such property until actual receipt

                    (b)  Receipt and Disbursement of Money.  PNC
          Bank, acting upon Written Instructions, shall open and maintain separate accounts in the Fund's name using all cash received from or for the account of the Fund, subject to the terms of this Agreement. In addition, upon Written Instructions, PNC Bank shall open separate custodial accounts for each separate series or Portfolio of the Fund (collectively, the "Accounts") and shall hold in the Accounts all cash received from or for the Accounts of the Fund specifically designated to each separate series or Portfolio.

               PNC Bank shall make cash payments from or for the Accounts of a Portfolio only for:

                    (i) purchases of securities in the name of a Portfolio or PNC Bank or PNC Bank's nominee as provided in sub-section (j) and for which PNC Bank has received a copy of the broker's or dealer's confirmation or payee's invoice, as appropriate;

                    (ii) purchase or redemption of Shares of the
                         Fund delivered to PNC Bank;

                    (iii)     payment of, subject to Written
                              Instructions, interest, taxes,
                              administration, accounting,
                              distribution, advisory, management
                              fees or similar expenses which are to
                              be borne by a Portfolio;

                    (iv) payment to, subject to receipt of Written
                         Instructions, the Fund's transfer agent, as agent for the shareholders, an amount equal to the amount of dividends and distributions stated in the Written Instructions to be distributed in cash by the transfer agent to shareholders, or, in lieu of paying the Fund's transfer agent, PNC Bank may arrange for the direct payment of cash dividends and distributions to shareholders in accordance with procedures mutually agreed upon from time to time by and among the Fund, PNC Bank and the Fund's transfer agent.

                    (v)  payments, upon receipt Written
                         Instructions, in connection with the
                         conversion, exchange or surrender of
                         securities owned or subscribed to by the Fund and held by or delivered to PNC Bank;

                    (vi) payments of the amounts of dividends
                         received with respect to securities sold short;
                    (vii)     payments made to a sub-custodian
                              pursuant to provisions in sub-section
                              (c) of this Section; and

                    (viii) payments, upon Written Instructions, made for other proper Fund purposes.

               PNC Bank is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Accounts.

               (c)  Receipt of Securities; Subcustodians.

                    (i)  PNC Bank shall hold all securities
                         received by it for the Accounts in a
                         separate account that physically
                         segregates such securities from those of any other persons, firms or corporations, except for securities held in a Book-Entry System. All such securities shall be held or disposed of only upon Written Instructions of the Fund pursuant to the terms of this Agreement. PNC Bank shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities or investment, except upon the express terms of this Agreement and upon Written Instructions, accompanied by a certified resolution of the Fund's Board of Directors, authorizing the transaction. In no case may any member of the Fund's Board of Directors, or any officer, employee or agent of the Fund withdraw any securities.

                         At PNC Bank's own expense and for its own convenience, PNC Bank may enter into subcustodian agreements with other United States banks or trust companies to perform duties described in this sub-section (c). Such bank or trust company shall have an aggregate capital, surplus and undivided profits, according to its last published report, of at least one million dollars ($1,000,000), if it is a subsidiary or affiliate of PNC Bank, or at least twenty million dollars ($20,000,000) if such bank or trust company is not a subsidiary or affiliate of PNC Bank. In addition, such bank or trust company must be qualified to act as custodian and agree to comply with the relevant provisions of the 1940 Act and other applicable rules and regulations. Any such arrangement will not be entered into without prior written notice to the Fund.

                         PNC Bank shall remain responsible for the performance of all of its duties as described in this Agreement and shall hold the Fund and each Portfolio harmless from its own acts or omissions, under the standards of care provided for herein, or the acts and omissions of any sub-custodian chosen by PNC Bank under the terms of this sub-section (c).

                    (d) Transactions Requiring Instructions. Upon receipt of Oral or Written Instructions and not otherwise, PNC Bank, directly or through the use of the Book-Entry System, shall:

                         (i)  deliver any securities held for a
                              Portfolio against the receipt of
                              payment for the sale of such
                              securities;

                         (ii) execute and deliver to such persons
                              as may be designated in such Oral or
                              Written Instructions, proxies,
                              consents, authorizations, and any
                              other instruments whereby the
                              authority of a Portfolio as owner of
                              any securities may be exercised;

                         (iii)     deliver any securities to the
                                   issuer thereof, or its agent,
                                   when such securities are called,
                                   redeemed, retired or otherwise
                                   become payable; provided that,
                                   in any such case, the cash or
                                   other consideration is to be
                                   delivered to PNC Bank;

                         (iv) deliver any securities held for a
                              Portfolio against receipt of other
                              securities or cash issued or paid in
                              connection with the liquidation,
                              reorganization, refinancing, tender
                              offer, merger, consolidation or
                              recapitalization of any corporation,
                              or the exercise of any conversion
                              privilege;

                         (v)  deliver any securities held for a
                              Portfolio to any protective
                              committee, reorganization committee
                              or other person in connection with
                              the reorganization, refinancing,
                              merger, consolidation,
                              recapitalization or sale of assets of
                              any corporation, and receive and hold
                              under the terms of this Agreement
                              such certificates of deposit, interim
                              receipts or other instruments or
                              documents as may be issued to it to
                              evidence such delivery;

                         (vi) make such transfer or exchanges of
                              the assets of the Portfolios and take
                              such other steps as shall be stated
                              in said Oral or Written Instructions
                              to be for the purpose of effectuating
                              a duly authorized plan of
                              liquidation, reorganization, merger,
                              consolidation or recapitalization of
                              the Fund;

                         (vii)     release securities belonging to
                                   a Portfolio to any bank or trust
                                   company for the purpose of a
                                   pledge or hypothecation to
                                   secure any loan incurred by the
                                   Fund on behalf of that
                                   Portfolio; provided, however,
                                   that securities shall be
                                   released only upon payment to
                                   PNC Bank of the monies borrowed,
                                   except that in  cases where
                                   additional collateral is
                                   required to secure a borrowing
                                   already made subject to proper
                                   prior authorization, further
                                   securities may be released for
                                   that purpose; and repay such
                                   loan upon redelivery to it of
                                   the securities pledged or
                                   hypothecated therefor and upon
                                   surrender of the note or notes
                                   evidencing the loan;

                         (viii)    release and deliver securities
                                   owned by a Portfolio in
                                   connection with any repurchase
                                   agreement entered into on behalf
                                   of the Fund, but only on receipt
                                   of payment therefor; and pay out
                                   moneys of the Fund in connection
                                   with such repurchase agreements,
                                   but only upon the delivery of
                                   the securities;

                         (ix) release and deliver or exchange
                              securities owned by the Fund in
                              connection with any conversion of
                              such securities, pursuant to their
                              terms, into other securities;
                         (x)  release and deliver securities owned
                              by the fund for the purpose of
                              redeeming in kind shares of the Fund
                              upon delivery thereof to PNC Bank;
                              and

                         (xi) release and deliver or exchange
                              securities owned by the Fund for
                              other corporate purposes.


                              PNC Bank must also receive a
                              certified resolution describing the
                              nature of the corporate purpose and
                              the name and address of the person(s)
                              to whom  delivery shall be made when
                              such action is pursuant  to sub-
                              paragraph d.

                    (e) Use of Book-Entry System. The Fund shall deliver to PNC Bank certified resolutions of the Fund's Board of Directors approving, authorizing and instructing PNC Bank on a continuous basis, to deposit in the Book-Entry System all securities belonging to the Portfolios eligible for deposit therein and to utilize the Book-Entry System to the extent possible in connection with settlements of purchases and sales of securities by the Portfolios, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. PNC Bank shall continue to perform such duties until it receives Written or Oral Instructions authorizing contrary actions.

               PNC Bank shall administer the Book-Entry System as follows:

                         (i)  With respect to securities of each
                              Portfolio which are maintained in the
                              Book-Entry System, the records of PNC
                              Bank shall identify by Book-Entry  or
                              otherwise  those  securities
                              belonging to each Portfolio.  PNC
                              Bank shall furnish to the Fund a
                              detailed statement of the Property
                              held for each Portfolio under this
                              Agreement at least monthly and from
                              time to time and upon written
                              request.

                         (ii) Securities and any cash of each
                              Portfolio deposited in the Book-Entry
                              System will at all times be
                              segregated from any assets and cash
                              controlled by PNC Bank in other than
                              a fiduciary or custodian capacity but
                              may be commingled with other assets
                              held in such capacities.  PNC Bank
                              and its sub-custodian, if any, will
                              pay out money only upon receipt of
                              securities and will deliver
                              securities only upon the receipt of
                              money.

                         (iii)     All books and records maintained
                                   by PNC Bank which relate to the
                                   Fund's participation in the
                                   Book-Entry System will at all
                                   times during PNC bank's  regular
                                   business hours be open to the
                                   inspection of Authorized
                                   Persons, and PNC Bank will
                                   furnish to the Fund all
                                   information in respect of the
                                   services rendered as it may
                                   require.

               PNC Bank will also provide the Fund with such reports on its own system of internal control as the Fund may reasonably request from time to time.

                    (f)  Registration of Securities.  All
          Securities held for a Portfolio which are issued or issuable only in bearer form, except such securities held in the Book-Entry System, shall be held by PNC Bank in bearer form; all other securities held for a Portfolio may be registered in the name of the Fund on behalf of that Portfolio, PNC Bank, the Book-Entry System, a sub-custodian, or any duly appointed nominees of the Fund, PNC Bank, Book-Entry System or sub-custodian. The Fund reserves the right to instruct PNC Bank as to the method of registration and safekeeping of the securities of the Fund. The Fund agrees to furnish to PNC Bank appropriate instruments to enable PNC Bank to hold or deliver in proper form for transfer, or to register in the name of its nominee or in the name of the Book-Entry System, any securities which it may hold for the Accounts and which may from time to time be registered in the name of the Fund on behalf of a Portfolio.

               (g) Voting and Other Action. Neither PNC Bank nor its nominee shall vote any of the securities held pursuant to this Agreement by or for the account of a Portfolio, except in accordance with Written Instructions. PNC Bank, directly or through the use of the Book-Entry System, shall execute in blank and promptly deliver all notices, proxies and proxy soliciting materials to the registered holder of such securities. If the registered holder is not the Fund on behalf of a Portfolio, then Written or Oral Instructions must designate the person who owns such securities.

                    (h)  Transactions Not Requiring Instructions.
          In the absence of contrary Written Instructions, PNC Bank is authorized to take the following actions:

                         (i)  Collection of Income and Other
                              Payments.

                              (A)  collect and receive for the
                                   account of each Portfolio, all
                                   income, dividends,
                                   distributions, coupons, option
                                   premiums, other payments and
                                   similar items, included or to be
                                   included in the Property, and,
                                   in addition, promptly advise
                                   each Portfolio of such receipt
                                   and credit such income, as
                                   collected, to each Portfolios
                                   custodian account;

                              (B)  endorse and deposit for
                                   collection, in the name of the
                                   Fund, checks, drafts, or other
                                   orders for the payment of money;

                              (C)  receive and hold for the account
                                   of each Portfolio all securities
                                   received as a distribution on
                                   the Portfolios securities as a
                                   result of a stock dividend,
                                   share split-up or
                                   reorganization,
                                   recapitalization, readjustment
                                   or other rearrangement or
                                   distribution of rights or
                                   similar securities issued with
                                   respect to any securities
                                   belonging to a Portfolio and
                                   held by PNC Bank hereunder;

                              (D)  present for payment and collect
                                   the amount payable upon all
                                   securities which may mature or
                                   be called, redeemed, or retired,
                                   or otherwise become payable on
                                   the date such securities become
                                   payable; and

                              (E)   take any action which may be
                                   necessary and proper in
                                   connection with the collection
                                   and receipt of such income and
                                   other payments and the
                                   endorsement for collection of
                                   checks, drafts, and other
                                   negotiable instruments.

                         (ii) Miscellaneous Transactions.

                              (A)  deliver or cause to be delivered
                                   Property against payment or
                                   other consideration or written
                                   receipt therefor in the
                                   following cases:

                                   (1)  for examination by a broker
                                        or dealer selling for the
                                        account of a Portfolio in
                                        accordance with street
                                        delivery custom;

                                   (2)  for the exchange of interim
                                        receipts or temporary
                                        securities for definitive
                                        securities; and

                                   (3)  for transfer of securities
                                        into the name of the Fund
                                        on behalf of a Portfolio or
                                        PNC Bank or nominee of
                                        either, or for exchange of
                                        securities for a different
                                        number of bonds,
                                        certificates, or other
                                        evidence, representing the
                                        same aggregate face amount
                                        or number of units bearing
                                        the same interest rate,
                                        maturity date and call
                                        provisions, if any;
                                        provided that, in any such
                                        case, the new securities
                                        are to be delivered to PNC
                                        Bank.

                              (B)  Unless and until PNC Bank
                                   receives Oral or Written
                                   Instructions to the contrary,
                                   PNC Bank shall:

                                   (1)  pay all income items held
                                        by it which call for
                                        payment upon presentation
                                        and hold the cash received
                                        by it upon such payment for
                                        the account of each
                                        Portfolio;


                                   (2)  collect interest and cash
                                        dividends received, with
                                        notice to the Fund, to the
                                        account of each Portfolio;

                                   (3)  hold for the account of
                                        each Portfolio all stock
                                        dividends, rights and similar
                                        securities issued with respect to any
                                        securities held by PNC Bank; and

                                   (4)  execute as agent on behalf
                                        of the Fund all necessary
                                        ownership certificates
                                        required by the Internal
                                        Revenue Code or the Income Tax
                                        Regulations of the
                                        United States Treasury Department or
                                        under the laws of any state now or
                                        hereafter in effect, inserting the
                                        Fund's name, on behalf of a Portfolio,
                                        on such certificate as the owner of the
                                        securities covered thereby, to the
                                        extent it may lawfully do so.

                    (i)  Segregated Accounts.

                         (i)  PNC Bank shall upon receipt of
                              Written or Oral Instructions
                              establish and maintain a segregated
                              accounts on its records for and on
                              behalf of each Portfolio.  Such
                              accounts may be used to transfer
                              cash and securities, including
                              securities in the Book-Entry System:

                              (A)  for the purposes of compliance
                                   by the Fund with the procedures
                                   required by a securities or
                                   option exchange, providing such
                                   procedures comply with the 1940
                                   Act and any releases of the SEC
                                   relating to the maintenance of
                                   segregated accounts by
                                   registered investment companies;
                                   and

                              (B)  Upon receipt of Written
                                   Instructions, for other proper
                                   corporate purposes.

                         (ii)      PNC Bank shall arrange for the
                                   establishment of IRA custodian
                                   accounts for such shareholders
                                   holding Shares through IRA
                                   accounts, in accordance with the
                                   Fund's prospectuses, the
                                   Internal Revenue Code of 1986,
                                   as amended (including
                                   regulations promulgated
                                   thereunder), and with such other
                                   procedures as are mutually
                                   agreed upon from time to time by
                                   and among the Fund, PNC Bank and
                                   the Fund's transfer agent.

                    (j)  Purchases of Securities. PNC Bank shall
          settle purchased securities upon receipt of Oral or Written Instructions from the Fund or its investment advisers that specify:

                         (i)  the name of the issuer and the title
                              of the securities, including CUSIP
                              number if applicable;

                         (ii) the number of shares or the principal
                              amount purchased and accrued
                              interest, if any;

                         (iii)     the date of purchase and
                                   settlement;

                         (iv) the purchase price per unit;

                         (v)  the total amount payable upon such
                              purchase;

                         (vi) the Portfolio involved; and

                         (vii)     the name of the person from whom
                                   or the broker through whom the
                                   purchase was made.  PNC Bank
                                   shall upon receipt of securities
                                   purchased by or for a Portfolio
                                   pay out of the moneys held for
                                   the account of the Portfolio the
                                   total amount payable to the
                                   person from whom or the broker
                                   through whom the purchase was
                                   made, provided that the same
                                   conforms to the total amount
                                   payable as set forth in such
                                   Oral or Written Instructions.

                    (k)  Sales of Securities.  PNC Bank shall
          settle sold securities upon receipt of Oral or Written
          Instructions from the Fund that specify:

                         (i)  the name of the issuer and the title
                              of the security,
                              including CUSIP number if applicable;

                         (ii) the number of shares or principal
                              amount sold, and accrued interest, if any;

                         (ii) the date of trade and settlement;

                         (iii)     the sale price per unit;

                         (iv) the total amount payable to the Fund
                              upon such sale;

                         (v)  the name of the broker through whom
                              or the person to whom the sale was
                              made, and


                         (vi) the location to which the security
                              must be delivered and delivery
                              deadline, if any; and

                         (vii)(viii)    the Portfolio involved.
               PNC Bank shall deliver the securities upon receipt of the total amount payable to the Portfolio upon such sale, provided that the total amount payable is the same as was set forth in the Oral or Written Instructions. Subject to the foregoing, PNC Bank may accept payment in such form as shall be satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

                    (l)  Reports; Proxy Materials.

                         (i)  PNC Bank shall furnish to the Fund
                              the following reports:

                              (A)  such periodic and special
                                   reports as the Fund may
                                   reasonably request;

                              (B)  a monthly statement summarizing
                                   all transactions and entries for
                                   the account of each Portfolio,
                                   listing each Portfolio
                                   securities belonging to each
                                   Portfolio with the adjusted
                                   average cost of each issue and
                                   the market value at the end of
                                   such month and stating the cash
                                   account of each Portfolio
                                   including disbursements;

                              (C)  the reports required to be
                                   furnished to the Fund pursuant
                                   to Rule 17f-4; and

                              (D)  such other information as may be
                                   agreed upon from time to time
                                   between the Fund and PNC Bank.

                         (ii) PNC Bank shall transmit promptly to
                              the Fund any proxy statement, proxy
                              material, notice of a call or
                              conversion or similar communication
                              received by it as custodian of the
                              Property. PNC Bank shall be under no
                              other obligation to inform the Fund
                              as to such actions or events.

                    (m) Collections. All collections of monies or other property in respect, or which are to become part, of the Property (but not the safekeeping thereof upon receipt by PNC Bank) shall be at the sole risk of the Fund. If payment is not received by PNC Bank within a reasonable time after proper demands have been made, PNC Bank shall notify the Fund in writing, including copies of all demand letters, any written responses, memoranda of all oral responses and shall await instructions from the Fund. PNC Bank shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. PNC Bank shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course and shall provide the Fund with periodic status reports of such income collected after a reasonable time.

               15. DURATION AND TERMINATION. This Agreement shall continue until terminated by the Fund or by PNC Bank on sixty (60) days' prior written notice to the other party. In the event this Agreement is terminated (pending appointment of a successor to PNC Bank or vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities or other property), PNC Bank shall not deliver cash, securities or other property of the Portfolios to the Fund. It may deliver them to a bank or trust company of PNC Bank's choice, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), as a custodian for the Fund to be held under terms similar to those of this Agreement. PNC Bank shall not be required to make any such delivery or payment until full payment shall have been made to PNC Bank of all of its fees, compensation, costs and reasonable expenses. PNC Bank shall have a security interest in and shall have a right of setoff against the Property as security for the payment of such fees, compensation, costs and reasonable expenses.

               16. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notice shall be addressed (a) if to PNC Bank at Airport Business Center, International Court 2, 200 Stevens Drive, Lester, Pennsylvania 19113, marked for the attention of the Custodian Services Department (or its successor) (b) if to the Fund, at
          , Attn:                 or (c) if to  neither of  the
          foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

               17. AMENDMENTS. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

               18. DELEGATION; ASSIGNMENT. PNC Bank may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PNC Bank, National Association or PNC Bank Corp., provided that (i) PNC Bank gives the Fund thirty (30) days' prior written notice; (ii) the delegate (or assignee) agrees with PNC Bank and the Fund to comply with all relevant provisions of the 1940 Act; and (iii) PNC Bank and such delegate (or assignee) promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee).

               19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               20.  FURTHER ACTIONS.   Each party agrees to perform
          such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

               21.  MISCELLANEOUS.

                    (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

                    (b) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                    (c)  Governing Law.  This Agreement shall be
          deemed to be a contract made in Pennsylvania and governed by Pennsylvania law, without regard to principles of conflicts of law.

                    (d) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                    (e)  Successors and Assigns.  This Agreement
          shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                    (f)  Facsimile Signatures.  The facsimile
          signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.


                                  EXHIBIT A

               THIS EXHIBIT A, dated as of July 3, 1995, is Exhibit A to that certain Custodian Services Agreement dated as of July 3, 1995 between PNC Bank, National Association and The BFM Institutional Trust Inc.

                                  PORTFOLIOS

                         The Short Duration Portfolio
                       The Core Fixed Income Portfolio
              The Multi-Sector Mortgage Securities Portfolio III

                              PNC BANK, NATIONAL ASSOCIATION

                              By:

                              Title:

                              THE BFM INSTITUTIONAL TRUST INC.

                              By:

                              Title:


                         AUTHORIZED PERSONS APPENDIX

          NAME (TYPE)                   SIGNATURE














               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                   PNC BANK, NATIONAL ASSOCIATION

                                   By:

                                   Title:

                                   THE BFM INSTITUTIONAL TRUST INC.

                                   By:

                                   Title:



                                                         July  3, 1995

          THE BFM INSTITUTIONAL TRUST INC.

                RE:     ADMINISTRATIVE  AND  ACCOUNTING  SERVICES,
                           TRANSFER AGENCY SERVICES AND CUSTODIAN
                           SERVICES FEES

          Dear Sir/Madam:

                  This letter constitutes our agreement with respect to compensation to be paid to (i) PFPC Inc. ("PFPC") under the terms of an Administrative and Accounting Services Agreement dated July 3, 1995 between The BFM Institutional Trust Inc. ("you" or the "Fund") and PFPC; (ii) PFPC under the terms of a Transfer Agency Services Agreement dated July 3, 1995 between the Fund and PFPC; and (iii) PNC Bank, National Association ("PNC Bank") under the terms of a Custodian Services Agreement dated July 3, 1995 between the Fund and PNC Bank (each, an "Agreement", and collectively, the "Agreements") with respect to the portfolios listed on Exhibit A and attached hereto, as such Exhibit A may be amended from time to time (the "Portfolios"). Pursuant to Paragraph 11 of each Agreement, and in consideration of the services to be provided to the Portfolios, the will pay PFPC on behalf of the Portfolios the following:

                  1. With respect to The Multi-Sector Mortgage Securities Portfolio III, an asset-based fee, which shall be calculated daily and paid monthly, of .09% of the Portfolio's average daily net assets, exclusive of out-of-pocket expenses and transaction charges.

                  2.      With respect to The Short Duration
          Portfolio, an asset-based fee, which shall be calculated daily and paid monthly, of .14% of the Portfolio's average daily net assets, exclusive of out-of-pocket expenses and transaction charges.

                   3.     With respect to The Core Fixed Income
          Portfolio, an asset-based fee, which shall be calculated daily and paid monthly, of .14% of the Portfolio's average daily net assets, exclusive of out-of-pocket expenses and transaction charges.

                           If during the next three years, either
          PFPC or PNC Bank is removed from the respective
          Agreements referenced above, the Fund shall pay any costs of time and material associated with the deconversion.

                           The fee for the period from the date
          hereof until the end of that year shall be prorated according to the proportion which such period bears to the full annual period.


                           If the foregoing accurately sets forth
          our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

                                   Very truly yours,

                                   PFPC INC.

                                   By:___________________________
                                   Title:

                                   PNC BANK, NATIONAL ASSOCIATION

                                   By:___________________________
                                   Title:

          Accepted:

          THE BFM INSTITUTIONAL TRUST INC.

          By:______________________________
                                   Title:

                                                      EXHIBIT A

                         The Short Duration Portfolio
                       The Core Fixed Income Portfolio
              The Multi-Sector Mortgage Securities Portfolio III